Exhibit 99.1

CONTACT:
Vicki Baue
InvestorRelations@getcosi.com
857-415-5030

Così, Inc. Receives Nasdaq Notice of Delisting of Company’s Common Stock

Trading to be suspended at Opening of Business on October 10, 2016

BOSTON, MA, October 3, 2016 (GLOBE NEWSIRE) -- Così, Inc. (NASDAQ: COSI), the fast-casual restaurant company, today announced that, on September 29, 2016, it received notice from the Listing Qualifications Department of The Nasdaq Stock Market indicating that, in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s securities will be delisted from The Nasdaq Stock Market.  Given the continued listing requirements of The Nasdaq Stock Market and the Company’s pending Chapter 11 cases, the Company does not plan to appeal the Nasdaq determination to delist the Company’s common stock.  Accordingly, trading of the Company’s common stock will be suspended at the opening of business on October 10, 2016, and a Form 25-NSA will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company’s securities may be eligible to be quoted as an OTC security, also known as the “Pink Sheets.” To be quoted as an OTC security, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. If the Company’s securities are delisted from The Nasdaq Stock Market, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for trading as an OTC security.

The Company’s security holders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 cases will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

About Così, Inc.

Così (http://www.getcosi.com) is an international fast casual restaurant company.  At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day.  The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious.  Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors.  The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts.  Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food.  In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 45 Company-owned and 31 franchise restaurants operating in fourteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2016 Così, Inc. All rights reserved.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words “believe,” “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive,” or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing, including debtor-in-possession (DIP) financing; our success in restructuring the Company; our success in finding a purchaser of our assets; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions.

Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così’s website at
http://www.getcosi.com in the investor relations section.